                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
          SALOMON SMITH BARNEY HOLDINGS INC.                                   TARGETS TRUST XVI
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NEW YORK                                                     DELAWARE
               (STATE OF INCORPORATION                                      (STATE OF INCORPORATION
                   OR ORGANIZATION)                                             OR ORGANIZATION)

                      11-2418067                                                   13-4105728
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
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                            388 GREENWICH STREET
                              NEW YORK, NEW YORK   10013
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

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
      If this Form relates to the registration of            If this Form relates to the registration of
      a class of securities pursuant to Section 12(b)        a class of securities pursuant to Section 12(g)
      of the Exchange Act and is effective pursuant          of the Exchange Act and is effective
      to General Instruction A.(c), please check the         pursuant to General Instruction A.(d),
      following box. [X]                                     please check the following box. [ ]
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
Securities Act registration statement file number to   333-69230 (If applicable)
which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:
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
           TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
           -------------------                    ------------------------------
Targeted Growth Enhanced Terms Securities             American Stock Exchange
("TARGETS(R)") With Respect to the Common
Stock of Bank One Corporation
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary,"
"Risk Factors," and "Description of the TARGETS" on pages 2 through 13, 14 through 17 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated July 24, 2002 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2.  EXHIBITS.

                  99 (A). Prospectus, Subject to Completion, dated July 24,
2002, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on July 25, 2002 (No. 333-69230).

                  99 (B). Certificate of Trust of TARGETS Trust XVI, incorporated by reference to Exhibit 4(k) to the registration statement on Form
S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust XVI filed with the Securities and Exchange Commission on March 17, 2000 (No.
333-32792) (the "Registration Statement").

                  99 (C). Form of Amended and Restated Declaration of Trust of
TARGETS Trust XVI, incorporated by reference to Exhibit 4(m) to the Registration
Statement.

                  99 (D). Form of TARGETS Guarantee Agreement between the
Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as
Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration
Statement.

                  99 (E). Form of Indenture between the Company and JPMorgan
Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

                  99 (F).  Form of TARGETS (included in Exhibit 99(C)).

                  99 (G).  Form of Forward Contract (included in Exhibit 99(E)).

                  Other securities issued by the Company are listed on the American Stock Exchange.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Salomon Smith Barney Holdings Inc.
                                        (Registrant)

Date:    August 19, 2002                By:  /s/ Mark I. Kleinman
                                             -----------------------
                                             Name:  Mark I. Kleinman
                                             Title: Treasurer


                                        TARGETS Trust XVI
                                        (Registrant)



Date:    August 19, 2002                By:  /s/ Mark I. Kleinman
                                             -----------------------
                                             Name:  Mark I. Kleinman
                                             Title: Regular Trustee



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
                                INDEX TO EXHIBITS

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
                EXHIBIT NO.                           EXHIBIT
                -----------                           -------
                  99(A).            Prospectus, Subject to Completion, dated
                                    July 24, 2002, incorporated by reference to
                                    the registrants' filing under Rule 424(b)
                                    with the Securities and Exchange Commission
                                    on July 25, 2002 (No. 333-69230).

                  99(B). Certificate of Trust of TARGETS Trust XVI, incorporated by reference to Exhibit 4(k) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. and
                                    TARGETS Trust XVI filed with the Securities and Exchange Commission on March 17, 2000
                                    (No. 333-32792) (the "Registration
                                    Statement").

                  99(C).            Form of Amended and Restated Declaration of
                                    Trust of TARGETS Trust XVI incorporated by reference to Exhibit 4(m) to the Registration Statement.

                  99(D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank
                                    (formerly The Chase Manhattan Bank), as
                                    Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration
                                    Statement.

                  99(E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase
                                    Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

                  99(F).            Form of TARGETS (included in Exhibit 99(C)).

                  99(G).            Form of Forward Contract (included in
                                    Exhibit 99 (E)).
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